UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

JV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On February 17, 2022, the Board of Directors (the “Board”) of JV Group, Inc. (the “Company”), by unanimous written consent, adopted resolutions appointing each of Tyler Trumbach, Narendra Kini and Claude Stuart as a director to fill the vacancies on the Board resulting from the recent resignations of three of its members, effective immediately.

None of the newly appointed directors will receive any compensation for his or her service to the Company, unless and until the Board adopts a compensation plan or otherwise determines to grant cash or equity compensation to any of them in the future. There are no related party transactions between the Company and any of the newly appointed officers or directors that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, except as may be described in this Form 8-K.

Background of Newly Appointed Directors

Claude Stuart, age 60, is an Adjunct Assistant Professor of Mathematics at Farmingdale State College of the State University of New York, and an instructor for the New York City Department of Education for more than the past five years. He earned a Bachelor of Science in Economics from Rider University, a Juris Doctorate from Seton Hall University School of Law, a Master of Science in Mathematics from St. John’s University, and a Doctorate in Education Administration from Dowling College, New York. He is an attorney and is admitted to practice law in the New Jersey Supreme Court and Federal Court. He is also a trustee of the New York Annual Conference of the United Methodist Church, a not-for-profit organization, a member of the Council of Finance and Administration, and a member of the Audit Committee and the Board of Camping and Retreat Ministries. He is the Vice-President and Treasurer of Friends Supporting the Anglican Diocese of Belize Inc., a not-for-profit organization registered in the State of New York. He is also the North East-Regional Director of Benjamin Banneker Association, an affiliate of The National Council of Teachers in Mathematics and a member of several research and professional organizations.

The Company believes that Dr. Stuart is qualified to serve as a member of the Board of Directors due to his experience as an attorney and his education.

Narendra M. Kini, age 59, Dr. Kini has more than 25 years’ experience as a Chief Executive Officer, Chief Medical Officer, and an ER and Trauma doctor. Dr. Kini most recently served as the Chief Medical Officer of the State of Florida COVID-19 Infectious Disease Field Hospital System where he oversaw all clinical personnel for the 9-hospital system. In that role, Dr. Kini provided training and in-servicing, ran drills with clinical staff, ensured quality patient care, and provided guidance regarding necessary equipment and supplies to treat COVID-19 patients. Prior to that, from January 2008 until June 2019, Dr. Kini served as the Chief Executive Officer for Nicklaus Children’s Hospital (f/k/a Miami Children’s Hospital), providing management to the 26 facilities in the system and a 309-bed hospital with 3,000 employees and 700 plus physicians. He also provided ancillary and clinical operations leadership as the Chief Medical Officer for Trinity Health, a 45-hospital, $5 billion system. Dr. Kini also works as a consultant for innovation in digital health at Kiniconsult, a company he founded in 2019. A graduate from University of Alabama and Medical College of Wisconsin, Dr. Kini has a Master of Science in Health Management to complement his Medical Doctorate degree.

The Company believes that Dr. Kini is qualified to serve as a member of the Board of Directors due to his education and experience.

Tyler Trumbach, age 31, is a member of the Florida and New York bars. He graduated in 2013 from Columbia University with a B.A. in Economics and History. He was involved in various political organizations and served two terms as President of the Columbia University College Republicans. After Columbia, Mr. Trumbach attended Fordham University School of Law where he obtained his J.D. While at law school, Tyler was a member of the Urban Law Journal where he wrote a note analyzing the effects of Dodd-Frank on the current mortgage marker. He was also a participant in the Fordham Criminal Defense Clinic where he represented low income clients in the Manhattan Criminal Court with the guide of the clinic professors. He was employed as in-house legal counsel for Carolina Financial Securities LLC and since 2017, he has been the principal of the Law Offices of Tyler A. Trumbach, P.A.

Mr. Trumbach has also been appointed the Chief Legal Counsel of the Company. Mr. Trumbach is the son of Dr. Andrew Trumbach, the Company’s President, Chief Financial Officer and a director.

The Company believes that Mr. Trumbach is qualified to serve as a member of the Board of Directors due to his education and experience as an attorney.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2022

JV GROUP, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President and CFO